EXHIBIT 4(d)
FIFTH AMENDED AND RESTATED GUARANTY AGREEMENT
This Fifth Amended and Restated Guaranty Agreement (the “Guaranty”) is dated as of March 2, 2020, by the parties executing this Guaranty under the heading “Guarantors” (such parties, along with any other parties who execute and deliver to the Agent hereinafter identified and defined an agreement in the form attached hereto as Exhibit A, being hereinafter referred to collectively as the “Guarantors” and individually as a “Guarantor”) in favor of the Guaranteed Creditors referred to below.
WITNESSETH:
WHEREAS, EMCOR Group, Inc., a Delaware corporation (the “Company”) and certain of its subsidiaries, as Guarantors, heretofore executed and delivered to the Agent that certain Fourth Amended and Restated Guaranty Agreement dated as of August 3, 2016 (such Guaranty Agreement, as the same has been amended and supplemented, being hereinafter referred to as the “Prior Guaranty Agreement”) pursuant to which such Guarantors guaranteed the payment and performance of all indebtedness, obligations and liabilities of the Borrowers (as hereinafter defined) under that certain Fifth Amended and Restated Credit Agreement dated as of August 3, 2016, as amended, by and among the Borrowers, Bank of Montreal (“BMO”), individually and as agent and the lenders party thereto (the “Prior Credit Agreement”) and all Hedging Liability (as hereinafter defined) of the Borrowers; and
WHEREAS, EMCOR Group, Inc., a Delaware corporation (the “Company”) and EMCOR Group (UK) plc, a United Kingdom public limited company (“EMCOR UK”; and the Company and EMCOR UK being hereinafter referred to collectively as the “Borrowers”) and BMO, individually and as agent, have entered into a Sixth Amended and Restated Credit Agreement dated as of March 2, 2020 (such Credit Agreement, as the same may be amended, modified or restated from time to time, being hereinafter referred to as the “Credit Agreement”), pursuant to which BMO and other banks and financial institutions and letter of credit issuers from time to time party to the Credit Agreement (BMO, in its individual capacity, and such other banks and financial institutions being hereinafter referred to collectively as the “Lenders” and individually as a “Lender” and such letter of credit issuers being hereinafter referred to collectively as the “Issuers” and individually as a “Issuer”) have agreed, subject to certain terms and conditions, to extend credit and make certain other financial accommodations available to the Borrowers (BMO, in its capacity as agent (the “Agent”), the Issuers, and the Lenders, together with affiliates of the Lenders with respect to Hedging Liability referred to below, being hereinafter referred to collectively as the “Guaranteed Creditors” and individually as a “Guaranteed Creditor”);
WHEREAS, in addition, the Borrowers and the Guarantors may from time to time be liable to the Guaranteed Creditors with respect to Hedging Liability (as such term is defined in the Credit Agreement);
WHEREAS, as a condition to extending credit to the Borrower as aforesaid, the Guaranteed Creditors have required, among other things, that the Guarantors execute and deliver this Guaranty;

WHEREAS, the Company owns, directly or indirectly, all or substantially all of the equity interests in each Guarantor (other than the Company), and the Borrowers provide each Guarantor with financial, management, administrative, and technical support which enables such Guarantor to conduct its business in an orderly and efficient manner in the ordinary course;
WHEREAS, each Guarantor will benefit, directly and indirectly, from credit and other financial accommodations extended by the Lenders to the Borrowers.
WHEREAS, under the terms of the Prior Guaranty Agreement, the Guarantors guaranty the same indebtedness, obligations and liabilities of the Borrowers as are intended to be guaranteed hereby; and
NOW, THEREFORE, FOR VALUE RECEIVED, and in consideration of advances made or to be made, or credit accommodations given or to be given, to the Borrowers by the Lenders from time to time, each Guarantor hereby makes the following representations and warranties to the Guaranteed Creditors, and hereby covenants and agrees with the Guaranteed Creditors, as follows:
1.    All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.
2.    Each Guarantor hereby jointly and severally guarantees to the Guaranteed Creditors, the due and punctual payment of all present and future Obligations and Hedging Liability, including, but not limited to, the due and punctual payment of principal of and interest on the Loans, the Reimbursement Obligations, and the due and punctual payment of all other Obligations now or hereafter owed by the Borrowers under the Loan Documents and the due and punctual payment of all Hedging Liability, in each case as and when the same shall become due and payable, whether at stated maturity, by acceleration, or otherwise, according to the terms hereof and thereof (including all interest, costs, fees, and charges after the entry of an order for relief against a Borrower or such other obligor in a case under the United States Bankruptcy Code or any similar proceeding, whether or not such interest, costs, fees and charges would be an allowed claim against the Borrower or any such obligor in any such proceeding); provided, however, that, with respect to any Guarantor, Hedging Liability guaranteed by such Guarantor shall exclude all Excluded Swap Obligations (all of the foregoing hereinafter referred to as the “indebtedness hereby guaranteed”) and provided further that, notwithstanding anything to the contrary contained herein, the requirements of the Guarantors to guarantee the Guaranteed Creditors as provided herein shall remain subject in all respects to the provisions of Section 4.2 of the Credit Agreement. In case of failure by any Borrower or other obligor punctually to pay any indebtedness hereby guaranteed, each Guarantor hereby jointly and severally unconditionally agrees to make such payment or to cause such payment to be made punctually as and when the same shall become due and payable, whether at stated maturity, by acceleration, or otherwise, and as if such payment were made by such Borrower or such obligor.
3.    Each Guarantor further jointly and severally agrees to pay all expenses, legal and/or otherwise (including court costs and reasonable attorneys’ fees), paid or incurred by any Guaranteed Creditor in endeavoring to collect the indebtedness hereby guaranteed, or any part thereof, and in protecting, defending or enforcing this Guaranty in any litigation, bankruptcy or insolvency proceedings or otherwise.

4.    Each Guarantor hereby agrees that this Guaranty is a guaranty of payment and not collection, and until the indebtedness hereby guaranteed is paid and satisfied in full and each of the commitments by the Guaranteed Creditors to extend any indebtedness hereby guaranteed have expired or otherwise have terminated, each Guarantor agrees that, upon demand, such Guarantor will then pay to the Agent for the benefit of the Guaranteed Creditors the full amount of the indebtedness hereby guaranteed whether or not any proceedings or steps are pending seeking payment of the indebtedness hereby guaranteed from any one or more of the other Guarantors.
5.    Each Guarantor agrees that such Guarantor will not exercise or enforce any right of exoneration, contribution, reimbursement, recourse or subrogation available to such Guarantor against any person liable for payment of the indebtedness hereby guaranteed, or as to any security therefor, unless and until the full amount owing to the Guaranteed Creditors of the indebtedness hereby guaranteed has been fully paid and satisfied and each of the commitments by the Guaranteed Creditors to extend any indebtedness hereby guaranteed to the Borrowers shall have expired or otherwise shall have terminated. The payment by any Guarantor of any amount or amounts to the Guaranteed Creditors pursuant hereto shall not in any way entitle any such Guarantor, either at law, in equity or otherwise, to any right, title or interest (whether by way of subrogation or otherwise) in and to the indebtedness hereby guaranteed or any part thereof or any collateral security therefor or any other rights or remedies in any way relating thereto or in and to any amounts theretofore, then or thereafter paid or applicable to the payment thereof howsoever such payment may be made and from whatsoever source such payment may be derived unless and until all of the indebtedness hereby guaranteed and all costs and expenses suffered or incurred by the Guaranteed Creditors in enforcing this Guaranty have been paid and satisfied in full and each of the commitments by the Guaranteed Creditors to extend any indebtedness hereby guaranteed to the Borrowers shall have expired or otherwise shall have terminated and unless and until such payment in full and termination, any payments made by any Guarantor hereunder and any other payments from whatsoever source derived on account of or applicable to the indebtedness hereby guaranteed or any part thereof shall be held and taken to be merely payments in gross to the Guaranteed Creditors reducing pro tanto the indebtedness hereby guaranteed.
6.    To the extent permitted by the Credit Agreement, each Guaranteed Creditor may, without any notice whatsoever to any of the Guarantors, sell, assign, or transfer all of the indebtedness hereby guaranteed, or any part thereof, or grant participations therein, and in that event each and every immediate and successive assignee, transferee, or holder of all or any part of the indebtedness hereby guaranteed, shall have the right through the Agent pursuant to Section 20 hereof to enforce this Guaranty, by suit or otherwise, for the benefit of such assignee, transferee, or holder as fully as if such assignee, transferee, or holder were herein by name specifically given such rights, powers and benefits; but each Guaranteed Creditor through the Agent pursuant to Section 20 hereof shall have an unimpaired right to enforce this Guaranty for its own benefit, as to so much of the indebtedness hereby guaranteed that it has not sold, assigned or transferred.
7.    This Guaranty is a continuing, absolute and unconditional Guaranty, and shall remain in full force and effect until written notice of its discontinuance executed by the Borrowers and all the Guarantors shall be actually received by the Guaranteed Creditors, and also until any and all of the indebtedness hereby guaranteed which was created or existing before receipt of such notice shall be fully paid and satisfied and each of the commitments by the Guaranteed Creditors to extend any indebtedness hereby guaranteed to the Borrowers shall have expired or otherwise shall have terminated. The dissolution of any Guarantor shall not terminate this Guaranty as to such Guarantor until notice of such dissolution shall have been actually received by the Guaranteed Creditors, nor until all of the indebtedness hereby guaranteed, created or existing or committed to be extended in each case before receipt of such notice shall be fully paid and satisfied. The Guaranteed Creditors may at any time or from time to time release any Guarantor from its obligations hereunder or effect any compromise with any Guarantor and no such release or compromise shall in any manner impair or otherwise affect the obligations hereunder of the other Guarantors. The Guaranteed Creditors shall release a Guarantor from its obligations hereunder upon a sale of all the outstanding capital stock owned by the Company and any Subsidiary as permitted by Sections 7.13 or 7.14 of the Credit Agreement. No release, compromise, or discharge of any one or more of the Guarantors shall release, compromise or discharge the obligations of the other Guarantors hereunder.
8.    In case of the dissolution, liquidation (except as permitted by the Credit Agreement) or insolvency (howsoever evidenced) of, or the institution of bankruptcy or receivership proceedings against, any Borrower or any Material Restricted Subsidiary, all of the indebtedness hereby guaranteed which is then existing shall, at the option of the Lenders (as determined in accordance with the terms of the Credit Agreement), immediately become due or accrued and payable from the Material Restricted Subsidiary. All payments received from any Borrower or on account of the indebtedness hereby guaranteed from whatsoever source, shall be taken and applied as payment in gross, and this Guaranty shall apply to and secure any ultimate balance that shall remain owing to the Guaranteed Creditors.
9.    The liability hereunder shall in no way be affected or impaired by (and the Guaranteed Creditors are hereby expressly authorized to make from time to time, without notice to any of the Guarantors) any sale, pledge, surrender, compromise, settlement, release, renewal, extension, indulgence, alteration, substitution, exchange, change in, modification or other disposition of any of the indebtedness hereby guaranteed, either express or implied, or of any Loan Document or any other contract or contracts evidencing any thereof, or of any security or collateral therefor or any guaranty thereof. The liability hereunder shall in no way be affected or impaired by any acceptance by the Guaranteed Creditors of any security for or other guarantors upon any of the indebtedness hereby guaranteed, or by any failure, neglect or omission on the part of the Guaranteed Creditors to realize upon or protect any of the indebtedness hereby guaranteed, or any collateral or security therefor, or to exercise any lien upon or right of appropriation of any moneys, credits or property of any Borrower, possessed by the Guaranteed Creditors, toward the liquidation of the indebtedness hereby guaranteed, or by any application of payments or credits thereon. The Guaranteed Creditors shall have the exclusive right to determine how, when and what application of payments and credits, if any, shall be made on said indebtedness hereby guaranteed, or any part of same. In order to hold any Guarantor liable hereunder, there shall be no obligation on the part of the Guaranteed Creditors at any time, to resort for payment to the Borrowers or to any other Guarantor, or to any other person or entity, their properties or estate, or resort to any collateral, security, property, liens or other rights or remedies whatsoever, and the Guaranteed Creditors shall have the right to enforce this Guaranty against any Guarantor irrespective of whether or not other proceedings or steps are pending seeking resort to or realization upon or from any of the foregoing.

10.    In the event the Guaranteed Creditors shall at any time in their discretion permit a substitution of Guarantors hereunder or a party shall wish to become Guarantor hereunder, such substituted or additional Guarantor shall, upon executing an agreement in the form attached hereto as Exhibit A, become a party hereto and be bound by all the terms and conditions hereof to the same extent as though such Guarantor had originally executed this Guaranty and, in the case of a substitution, in lieu of the Guarantor being replaced. No such substitution shall be effective absent the written consent of the Guaranteed Creditors nor shall it in any manner affect the obligations of the other Guarantors hereunder.
11.    All diligence in collection or protection, and all presentment, demand, protest and/or notice, as to any and everyone, whether or not the Borrowers or the Guarantors or others, of dishonor and of default and of non-payment and of the creation and existence of any and all of said indebtedness hereby guaranteed, and of any security and collateral therefor, and of the acceptance of this Guaranty, and of any and all extensions of credit and indulgence hereunder, are expressly waived.
12.    No act of commission or omission of any kind, or at any time, upon the part of the Guaranteed Creditors in respect to any matter whatsoever, shall in any way affect or impair this Guaranty.
13.    The Guarantors waive any and all defenses, claims and discharges of the Borrowers, or any other obligor, pertaining to the indebtedness hereby guaranteed, except the defense of discharge by payment in full. Without limiting the generality of the foregoing, the Guarantors will not assert, plead or enforce against the Guaranteed Creditors any defense of waiver, release, discharge in bankruptcy, statute of limitations, res judicata, statute of frauds, anti‑deficiency statute, fraud, incapacity, minority, usury, illegality or unenforceability which may be available to the Borrowers or any other person liable in respect of any of the indebtedness hereby guaranteed, or any set-off available against the Guaranteed Creditors to the Borrowers or any such other person, whether or not on account of a related transaction. The Guarantors agree that the Guarantors shall be and remain jointly and severally liable for any deficiency remaining after foreclosure or other realization on any lien or security interest securing the indebtedness hereby guaranteed, whether or not the liability of the Borrowers or any other obligor for such deficiency is discharged pursuant to statute or judicial decision.
14.    If any payment applied by the Guaranteed Creditors to the indebtedness hereby guaranteed is thereafter set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of any Borrower or any other obligor), the indebtedness hereby guaranteed to which such payment was applied shall for the purposes of this Guaranty be deemed to have continued in existence, notwithstanding such application, and this Guaranty shall be enforceable as to such of the indebtedness hereby guaranteed as fully as if such application had never been made.
15.    The liability of the Guarantors under this Guaranty is in addition to and shall be cumulative with all other liabilities of the Guarantors after the date hereof to the Guaranteed Creditors as a Guarantor of the indebtedness hereby guaranteed, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

16.    Each Qualified ECP Guarantor (as hereinafter defined) hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section, or otherwise under this Guaranty, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the indebtedness hereby guaranteed is paid in full and each of the Commitments by the Guaranteed Creditors to extend any indebtedness hereby guaranteed to the Borrowers shall have expired or otherwise shall have terminated. Each Qualified ECP Guarantor intends that this Section constitute, and this Section shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
For purposes hereof, “Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act
17.    Any invalidity or unenforceability of any provision or application of this Guaranty shall not affect other lawful provisions and applications hereof, and to this end the provisions of this Guaranty are declared to be severable. Without limiting the generality of the foregoing, any invalidity or unenforceability against any Guarantor of any provision or application of the Guaranty shall not affect the validity or enforceability of the provisions or application of this Guaranty as against the other Guarantors.
18.    Notwithstanding anything herein to the contrary, the right of recovery against any Guarantor under this Guaranty shall not exceed $l less than the lowest amount which would render such Guarantor’s obligations under this Guaranty void or voidable under applicable law, including fraudulent conveyance law.
19.    Any demand for payment on this Guaranty or any other notice required or desired to be given hereunder to any Guarantor shall be deemed to have been validly served, given or delivered to such Guarantor when given to such Guarantor or when given to the Company in accordance with the Credit Agreement.
20.    No Lender shall have the right to institute any suit, action or proceeding in equity or at law in connection with this Guaranty for the enforcement of any remedy under or upon this Guaranty; it being understood and intended that no one or more of the Lenders shall have any right in any manner whatsoever to enforce any right hereunder, and that all proceedings at law or in equity shall be instituted, had and maintained by the Agent in the manner herein provided and for the benefit of the Lenders.
21.    The payment by any Guarantor of any amount or amounts due the Guaranteed Creditors hereunder shall be made in the same currency (the “relevant currency”) and funds in which the underlying indebtedness hereby guaranteed is payable. To the fullest extent permitted by law, the obligation of each Guarantor in respect of any amount due in the relevant currency under this Guaranty shall, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the Guaranteed Creditors may, in accordance with normal banking procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the business day immediately following the day on which the Guaranteed Creditors receive such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Guarantors shall pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligation of the Guarantors not discharged by such payment shall, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, shall continue in full force and effect.
22.    JURY TRIAL WAIVER. EACH GUARANTOR AND EACH GUARANTEED CREDITOR HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.
23.    PERSONAL JURISDICTION. (a) EXCLUSIVE JURISDICTION. EXCEPT AS PROVIDED IN SUBSECTION (b), THE GUARANTEED CREDITORS AND THE GUARANTORS AGREE THAT ALL DISPUTES AMONG THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS GUARANTY, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, NEW YORK BUT EACH OF THE GUARANTEED CREDITORS AND THE GUARANTORS ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY, NEW YORK. EACH GUARANTOR WAIVES IN ALL DISPUTES ANY OBJECTION THAT SUCH GUARANTOR MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE OR ANY OBJECTION THAT SUCH GUARANTOR MAY HAVE THAT ANY ONE OR MORE OF THE OTHER GUARANTORS HAVE NOT BEEN JOINED IN SUCH PROCEEDING.
(b)    OTHER JURISDICTIONS. EACH GUARANTOR AGREES THAT THE GUARANTEED CREDITORS SHALL HAVE THE RIGHT TO PROCEED AGAINST EACH OF THE GUARANTORS OR THEIR PROPERTY (“PROPERTY”) IN A COURT IN ANY LOCATION TO ENABLE THE GUARANTEED CREDITORS TO REALIZE ON PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE GUARANTEED CREDITORS, WHETHER OR NOT PROCEEDING SEPARATELY AGAINST A GUARANTOR OR ITS PROPERTY OR JOINTLY AGAINST ANY ONE OR MORE OTHER GUARANTORS OR THEIR PROPERTY. EACH GUARANTOR AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT IN ACCORDANCE WITH THIS PROVISION BY THE GUARANTEED CREDITORS TO REALIZE ON PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE GUARANTEED CREDITORS. EACH GUARANTOR

WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE GUARANTEED CREDITORS HAS COMMENCED A PROCEEDING DESCRIBED IN THIS SUBSECTION.
24.    THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE OF NEW YORK (including Section 5‑1401 and Section 5‑1402 of the General Obligations law of the State of New York without regard to principles of conflicts of law) in which state it shall be performed by the Guarantors and may not be waived, amended, released or otherwise changed except by a writing signed by the Agent on behalf of the Guaranteed Creditors. This Guaranty and every part thereof shall be effective upon delivery to the Agent, without further act, condition or acceptance by the Guaranteed Creditors, shall be binding upon the Guarantors and upon the legal representatives, successors and assigns of the Guarantors, and shall inure to the benefit of the Guaranteed Creditors, their successors, legal representatives and assigns. The Guarantors waive notice of the Guaranteed Creditors’ acceptance hereof. This Guaranty may be executed in counterparts and by different parties hereto on separate counterparts each of which shall be an original, but all together to be one and the same instrument.
25.    In the event of any inconsistency between this Agreement and the Credit Agreement, the terms of the Credit Agreement shall govern. So long as any indebtedness hereby guaranteed remains outstanding or any credit is available to the Borrowers under the Credit Agreement, each Guarantor agrees to comply with Section 7 of the Credit Agreement and other terms of the Loan Documents applicable to it.
26.    California Judicial Reference. Notwithstanding anything to the contrary contained in this Agreement, if any action or proceeding is filed in a court of the State of California by or against any party hereto in connection with any of the transactions contemplated by this Agreement or any other Loan Document, (a) the court shall, and is hereby directed to, make a general reference pursuant to California Code of Civil Procedure Section 638 to a referee (who shall be a single active or retired judge) to hear and determine all of the issues in such action or proceeding (whether of fact or of law) and to report a statement of decision, provided that at the option of any party to such proceeding, any such issues pertaining to a “provisional remedy” as defined in California Code of Civil Procedure Section 1281.8 shall be heard and determined by the court, and (b) without limiting the generality of Section 26, the Company shall be solely responsible to pay all fees and expenses of any referee appointed in such action or proceeding.
[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, each Guarantor has caused this Agreement to be executed and delivered as of the date first above written.
“GUARANTORS”
EMCOR GROUP, INC.
By:___________________________________
Name: Anthony J. Guzzi
Title: President and Chief Executive Officer
CSUSA HOLDINGS L.L.C.

By:	___________________________________
Name: R. Kevin Matz
Title: Manager
SHAMBAUGH & SON, L.P.

By:	CSUSA Holdings L.L.C., its General Partner

By:	___________________________________
Name: R. Kevin Matz
Title: President
WELSBACH ELECTRIC CORP.

By:	___________________________________
Name: Timothy P. Miller
Title: President / Chief Executive Officer
ARDENT SERVICES, L.L.C.

By:	___________________________________
Name: Anthony Triano
Title: Vice President

Signature Page to Fifth Amended and Restated Guaranty Agreement

RABALAIS CONSTRUCTORS, LLC
By:___________________________________
Name: Anthony Triano
Title: Vice President
ARDENT OFFSHORE SERVICES, LLC

By:	Ardent Companies, Inc., Its sole member

By:	___________________________________
Name: Anthony Triano
Title: Vice President

Signature Page to Fifth Amended and Restated Guaranty Agreement

AIR SYSTEMS, INC.
BAHNSON HOLDINGS, INC.
BAKER ELECTTRIC, INC.
BATCHELOR & KIMBALL, INC.
BUILDING TECHNOLOGY ENGINEERS, INC.
CENTRAL MECHANICAL CONSTRUCTION CO., INC.
CCI MECHANICAL, INC.
COMBUSTIONEER CORPORATION
CONTRA COSTA ELECTRIC, INC.
DEBRA-KUEMPEL INC. (F/K/A THE FRED B. DEBRA CO.)
DYNALECTRIC COMPANY
DYNALECTRIC COMPANY OF NEVADA
EMCOR BUILDING SERVICES, INC.
EMCOR CONSTRUCTION SERVICES, INC.
EMCOR GOVERNMENT SERVICES, INC.
EMCOR GOWAN, INC.
EMCOR HYRE ELECTRIC CO. OF INDIANA, INC.
EMCOR MECHANICAL SERVICES, INC.
EMCOR MECHANICAL/ELECTRICAL SERVICES (EAST), INC.
EMCOR SERVICES NORTHEAST, INC.
EMCOR SERVICES NEW YORK/NEW JERSEY, INC.
EMCOR SERVICES TEAM MECHANICAL, INC.
FLUIDICS, INC.
FOREST ELECTRIC CORP.
GIBSON ELECTRIC CO., INC.
HANSEN MECHANICAL CONTRACTORS, INC.
HERITAGE MECHANICAL SERVICES, INC.
HILL YORK SERVICE COMPANY, LLC
HILLCREST SHEET METAL, INC.
ILLINGWORTH-KILGUST MECHANICAL, INC.
INTERMECH, INC.
J.C. HIGGINS CORP.
KDC INC.
LOWRIE ELECTRIC COMPANY, INC.
MARELICH MECHANICAL CO., INC.
MEADOWLANDS FIRE PROTECTION CORP.
MECHANICAL SERVICES OF CENTRAL FLORIDA, INC.
MES HOLDINGS CORPORATION
MESA ENERGY SYSTEMS, INC.
MONUMENTAL INVESTMENT CORPORATION
MORLEY-MOSS, INC.

Signature Page to Fifth Amended and Restated Guaranty Agreement

PENGUIN AIR CONDITIONING CORP.
PENGUIN MAINTENANCE AND SERVICES INC.
PERFORMANCE MECHANICAL, INC.
POOLE & KENT COMPANY OF FLORIDA
POOLE AND KENT‑NEW ENGLAND, INC.
R. S. HARRITAN & COMPANY, INC.
S. A. COMUNALE CO., INC.
SCALISE INDUSTRIES CORPORATION
THE BETLEM SERVICE CORPORATION
THE FAGAN COMPANY
THE POOLE AND KENT COMPANY
THE POOLE AND KENT CORPORATION
TRAUTMAN & SHREVE, INC.
TUCKER MECHANICAL, INC
UNIVERSITY MECHANICAL & ENGINEERING CONTRACTORS, INC., A CALIFORNIA CORPORATION
UNIVERSITY MECHANICAL & ENGINEERING CONTRACTORS, INC., AN ARIZONA CORPORATION
WALKER‑J‑WALKER, INC.
WELSBACH ELECTRIC CORP. OF L.I.

By:	___________________________________
Name: R. Kevin Matz
Title: Vice President

F & G MECHANICAL CORPORATION

By:	___________________________________
Name: Salvatore Fichera
Title: President

Signature Page to Fifth Amended and Restated Guaranty Agreement

AIRCOND CORPORATION
ALTAIR STRICKLAND HOLDINGS CALIFORNIA INC.
ARDENT COMPANIES, INC.
BAHNSON, INC.
EMCOR FACILITIES SERVICES, INC.
EMCOR INDUSTRIAL SERVICES, INC.
EMCOR SERVICES CES, INC.
FOOD TECH, INC.
FR X OHMSTEDE ACQUISITIONS CO.
HARRY PEPPER & ASSOCIATES, INC.
HNT HOLDINGS, INC.
MECHANICAL SPECIALTIES CONTRACTORS, INC.
MOR PPM, INC.
NEWCOMB AFFILIATES, INC.
NEWCOMB AND COMPANY
OHMSTEDE INDUSTRIAL SERVICES, INC.
REDMAN EQUIPMENT & MANUFACTURING COMPANY
REPCON, INC.
REPCON INTERNATIONAL, INC.
REPCON STRICKLAND, INC.
SOUTHERN INDUSTRIAL CONSTRUCTORS, INC.

By:	___________________________________
Name: Anthony Triano
Title: Vice President

Signature Page to Fifth Amended and Restated Guaranty Agreement

BAHNSON ENVIRONMENTAL SPECIALTIES, LLC
OHMSTEDE HOLDINGS LLC
OHMSTEDE PARTNERS LLC

By:	___________________________________
Name: Anthony Triano
Title: Manager

OHMSTEDE LTD.

By:	Ohmstede Partners LLC, its General Partner

By:	___________________________________
Name: Anthony Triano
Title: Vice President

Signature Page to Fifth Amended and Restated Guaranty Agreement

ALTAIRSTRICKLAND HOLDINGS LLC
ALTAIRSTRICKLAND INTERNATIONAL LLC
ALTAIRSTRICKLAND, LLC
ASG DIAMOND, LLC
ASI INDUSTRIAL SERVICES, LLC
DIAMOND REFRACTORY SERVICES, LLC
MERCURY INDUSTRIAL MATERIALS, LLC
TURNAROUND WELDING SERVICES, LLC

By:	___________________________________
Name: Anthony Triano
Title: Vice President

CS48 ACQUISITION CORP
EMCOR CCI HOLDINGS, INC.
EMCOR-CSI HOLDING CO.
EMCOR MECHANICAL/ELECTRICAL HOLDINGS, INC.
EMCOR MECHANICAL/HOLDINGS, INC.
EMCOR MECHANICAL/SERVICES HOLDINGS, INC.
HYS HOLDING CORP.
USM (DELAWARE) INC.
USM SERVICES HOLDINGS, INC.

By:	___________________________________
Name: R. Kevin Matz
Title: President

AR HOLDING CORP.

By:	___________________________________
Name: Anthony Triano
Title: President

Signature Page to Fifth Amended and Restated Guaranty Agreement

CONCOR NETWORKS, INC.

By:	___________________________________
Name: Anthony Triano
Title: Secretary

NEW ENGLAND MECHANICAL SERVICES, INC.
USM, INC.

By:	___________________________________
Name: Jarrett R. Szeftel
Title: Secretary

DYN SPECIALTY CONTRACTING, INC.

By:	___________________________________
Name: Joseph C. McCormick
Title: President

Signature Page to Fifth Amended and Restated Guaranty Agreement

Acknowledged and agreed to as of the date first above written.

BANK OF MONTREAL, as Agent

By	___________________________________
Its ___________________________________

Signature Page to Fifth Amended and Restated Guaranty Agreement

EXHIBIT A
TO
GUARANTY AGREEMENT
ASSUMPTION AND SUPPLEMENTAL GUARANTY AGREEMENT
This Assumption and Supplemental Guaranty Agreement is dated as of this _____ day of _________, 201_, made by [new guarantor], a __________ corporation (the “New Guarantor”);
WITNESSETH THAT:
WHEREAS, EMCOR Group, Inc. and certain other parties have executed and delivered to the Guaranteed Creditors that certain Fifth Amended and Restated Guaranty Agreement dated as of March 2, 2020, or supplements thereto (such Fifth Amended and Restated Guaranty Agreement, as the same may from time to time be modified or amended, including supplements thereto which add or substitute parties as Guarantors thereunder, being hereinafter referred to as the “Guaranty”) pursuant to which such parties (the “Existing Guarantors”) have guaranteed to the Guaranteed Creditors referred to therein the full and prompt payment of, among other things, any and all indebtedness, obligations and liabilities of EMCOR Group, Inc. (the “Company”) and EMCOR Group (UK) plc (“EMCOR UK”; the Company and EMCOR UK being referred to herein collectively as the “Borrowers”) arising under or relating to the Credit Agreement and the other Loan Documents described therein; and
WHEREAS, the Borrowers provide the New Guarantor with substantial financial, managerial, administrative, technical and design support and the New Guarantor will directly and substantially benefit from credit and other financial accommodations extended and to be extended by the Lenders to the Borrowers;
NOW, THEREFORE, FOR VALUE RECEIVED, and in consideration of advances made or to be made, or credit accommodations given or to be given, to the Borrowers by the Lenders from time to time, the New Guarantor hereby agrees as follows:
1.    The New Guarantor acknowledges and agrees that it shall become a “Guarantor” party to the Guaranty effective upon the date the New Guarantor’s execution of this Agreement and the delivery of this Agreement to the Agent on behalf of the Guaranteed Creditors, and that upon such execution and delivery, all references in the Guaranty to the terms “Guarantor” or “Guarantors” shall be deemed to include the New Guarantor.
2.    The New Guarantor hereby assumes and becomes liable (jointly and severally with all the other Guarantors) for the indebtedness hereby guaranteed (as defined in the Guaranty) and agrees to pay and otherwise perform all of the obligations of a Guarantor under the Guaranty according to, and otherwise on and subject to, the terms and conditions of the Guaranty to the same extent and with the same force and effect as if the New Guarantor had originally been one of the Existing Guarantors under the Guaranty and had originally executed the same as such an Existing Guarantor.

3.    All capitalized terms used in this Agreement without definition shall have the same meaning herein as such terms have in the Guaranty, except that any reference to the term “Guarantor” or “Guarantors” and any provision of the Guaranty providing meaning to such term shall be deemed a reference to the Existing Guarantors and the New Guarantor. Except as specifically modified hereby, all of the terms and conditions of the Guaranty shall stand and remain unchanged and in full force and effect.
4.    The New Guarantor agrees to execute and deliver such further instruments and documents and do such further acts and things as the Agent or any other Guaranteed Creditor may deem necessary or proper to carry out more effectively the purposes of this Agreement.
5.    No reference to this Agreement need be made in the Guaranty or in any other document or instrument making reference to the Guaranty, any reference to the Guaranty in any of such to be deemed a reference to the Guaranty as modified hereby.
6.    This Agreement shall be governed by and construed in accordance with the State of New York (including Section 5‑1401 and Section 5‑1402 of the General Obligations law of the State of New York without regard to principles of conflicts of law) in which state it shall be performed by the New Guarantor.
GUARANTOR:
[NEW GUARANTOR]

By	___________________________________
Its ___________________________________
Acknowledged and agreed to as of the date first above written.
BANK OF MONTREAL, as Agent

By	___________________________________
Its ___________________________________